EX-99.906 CERT

Pursuant to 18 U.S.C. Section 1350, I, Todger Anderson, President and Principal Executive Officer of the Westcore Trust (the “Registrant”), hereby certify, to the best of my knowledge, that the Registrant’s report on Form N-CSR for the period ended December 31, 2013 (the “Report”), which accompanies this certification, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Todger Anderson
Todger Anderson
President/Principal Executive Officer

Date:	March 7, 2014

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940 and 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Pursuant to 18 U.S.C. Section 1350, I, Jasper R. Frontz, Treasurer and Principal Financial Officer of the Westcore Trust (the “Registrant”), hereby certify, to the best of my knowledge, that the Registrant’s report on Form N-CSR for the period ended December 31, 2013 (the “Report”), which accompanies this certification, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Jasper R. Frontz
Jasper R. Frontz
Treasurer/Principal Financial Officer

Date:	March 7, 2014

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940 and 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.